TYSON FOODS, INC. ALL LEGAL OPERATING ENTITIES AND SUBSIDIARIES

Entity Name

Place of Incorporation

Description of Operations

SUBSIDIARIES - 100% OWNED UNLESS OTHERWISE NOTED

TYSON FOODS, INC.	Delaware	Food Processing Company

AAFC International, Inc.	U.S. Virgin Islands	Foreign sales corporation; [in process of dissolution].
Global Employment Services, Inc.	Delaware	Employ personnel outside the United States.
Gorges Foodservice, Inc.	Texas	Owns property in Arkansas.
National Comp Care Inc.	Delaware	Provides managed care network.
Oaklawn Capital Corporation	Delaware	Grower financing company; owns controlling interest in Oaklawn Capital-Mississippi, L.L.C.

The Pork Group, Inc.	Delaware	Farrow to finish swine operations in Arkansas, Missouri and Oklahoma.

TyNet Corporation	Delaware	Provides managed care network/workers' compensation for Tyson employees.

Tyson Breeders, Inc. Tyson Canada Finance LP Tyson Delaware Holdings, LLC	Delaware Canada Delaware	Owns and produces poultry breeding stock in NC, VA, MD, TX and GA International Financing Company Holding company for foreign subsidiaries
Tyson Export Sales, Inc	U.S. Virgin Islands	Foreign sales corporation; [in process of dissolution].
Tyson Foreign Sales, Inc.	Barbados	Foreign sales corporation.
Tyson International Company, Ltd.	Bermuda	Bermuda insurance corporation.
Tyson Mexican Original, Inc.	Delaware	Produces flour and corn tortillas and chips in Arkansas, North Carolina and Indiana..

Tyson Receivables Corporation	Delaware	Special purpose entity for receivable's financing

Tyson Sales and Distribution, Inc.	Delaware	Performs certain sales and distribution functions for Tyson Foods, Inc.
Tyson Seafood Group-Japan, Inc.	Japan	Trading company; in process of dissolution.
Tyson Shared Services, Inc.	Delaware	Provides administrative support services to Tyson Foods, Inc.
Universal Plan Investments	Hong Kong	Owns 51% interest in Shanghai Ocean Wealth Products Corp.
World Resource, Inc.	Delaware	Trading Company

TYSON CHICKEN, INC. (Subsidiary of Tyson Foods, Inc.)	Delaware	Food processing company.
Hudson Foods Foreign Sales, Inc.	U.S. Virgin Islands	Foreign sales corporation.

Meat Products Exports, Inc.	U.S. Virgin Islands	Foreign sales corporation.

Hudson Midwest Foods, Inc.	Nebraska
138

TYSON FARMS, INC. (Subsidiary of Tyson Foods, Inc.)	North Carolina	Owns and produces broilers operating in VA, MD, NC, GA and MS.
Nacrail, LLC Choctaw Foods, Inc. Choctaw Maid Farms, Inc. Myrick Farms, Inc.	Delaware Mississippi Mississippi Mississippi	50% Owned by Tyson Farms, Inc. - 50% Owned by Pilgrims Pride Corp. - owns rail facilities. Poultry Processing Poultry Processing 100% owned by Choctaw Maid Farms, Inc.-owns mobile homes.

TYSON INTERNATIONAL HOLDING COMPANY (Subsidiary of Tyson Foods, Inc.)	Delaware	U.S. Corporation used for foreign operations.

Benton Sales, Ltd.	British Virgin Islands Corporation	100% Owned by TIHC; Trading Company

Oaklawn Sales, Ltd.	British Virgin Islands Corporation	100% Owned by TIHC; Trading Company

Shandong Tyson-Da Long Food Company, Ltd. Tyson Canada International Holdings LP	China Canada	65% owned by TIHC; 35% Dailong Holding Company for foreign subsidiaries

TYSON POULTRY, INC. (Subsidiary of Tyson Foods, Inc. Feed Mill Exchange, LLC	Delaware Arkansas	Poultry processing, growing and hatching company. Owns a Feed Mill
TYSON FRESH MEATS, INC. (formerly known as IBP, inc) (Subsidiary of Tyson Foods, Inc.)	Delaware

Beef and Pork Processing Operations

The Bruss Company Tyson Processing Services, Inc.	Illinois Delaware	Produces Steaks and Chops Produce ground beef in patty and bulk form.

IBP Finance Company of Canada	Nova Scotia	Canadian financing corporation.

The IBP Foods Co.	Delaware	Produce prepared meats and other consumer-ready foods for the retail and foodservice industries.

IBP Foreign Sales Corporation	Guam	Foreign sales corporation.

Tyson Hog Markets, Inc.	Delaware	Hog buying operation in Midwest.

IBP Redevelopment Corporation	Missouri	Acquire, construct, maintain and operate a redevelopment project.
Tyson Service Center Corp.	Delaware	Sale representative soliciting offers from customers to buy meat products and forwarding to manufacturer.

Tyson of Wisconsin, Inc.	Delaware	Hog buying operation in Wisconsin.

Madison Foods, Inc.	Delaware	Owns the processing facility in Norfolk, Nebraska.

PBX, inc.	Delaware	For-hire motor carrier which transports supplies, raw materials and finished products of IBP, inc. beef and pork plants.

Rural Energy Systems, Inc.	Delaware	Intra-State Carrier which owns pipeline to plants in Finney County, Kansas and Amarillo, Texas.

Texas Transfer, Inc.	Texas	To obtain and use certain Texas Railway Commission Transportation Authorizations.

139

Lakeside Farm Industries, Ltd. (Subsidiary of Tyson Fresh Meats, Inc.)	Canada	Processor of Beef Products

Lakeside Feeders Ltd.	Alberta Canada	100%owned by Lakeside Farm Industries, Ltd.

961436 Alberta Ltd. Lakeside Feeders Partnership IBP Carribean, Inc. (Subsidiary of Tyson Fresh Meats, Inc.)	Alberta Canada Alberta Canada Cayman Islands	100% owned by Lakeside Farm Industries, Ltd. 90% Owned by Lakeside Feeders Ltd. and 10% by 961436 Alberta Ltd. Offshore Holding Company
Mainstream Holding Limited	Hong Kong	Joint Venture Company to hold equity investments. 45% IBP Caribbean, Inc.; 55% DCH Food Industry Limited.
Shanghai DCH Jinshan Company Ltd.	China	Majority owned by Mainstream Holding Limited; Balance by Chinese member.

Tyson InternationalService Center Inc. (Sudsidiary of Tyson Fresh Meats, Inc.)	Delaware	Domestic International Sales Corporation.
Tyson International Service Center, Inc.Asia	Delaware	Domestic International Sales Corporation in Asia.

Tyson International Service Center, Inc. Europe	Delaware	Domestic International Sales Corporation in Europe.

Tyson Fresh Meats, Inc./JOINT VENTURES AND PARTNERSHIP

Carneco Foods, LLC	Oklahoma	Tyson Fresh Meats, Inc. 30%, Carneco Holding, Inc. 70%

IBP Hudson Enterprises, LLC	Delaware	Joint Venture in Russia for meat processing. 50% Tyson Fresh Meats, Inc.;50% Hudson Group, Ltd.

ID Casing, LLC	Delaware	Joint Venture in China for the production of natural casings. 50% Tyson Fresh Meats, Inc.;50% Denison International Casing Corporation.
Shandong Sand's Food and Development Co., LTd.	China (Inactive)	Joint Venture B30%Tyson Fresh Meats, Inc.; 25% American Sand Investment, L.L.C.; 45% Zaozhuang Zhonglu Biological Engineering Company, Ltd.
140

BP FOODSERVICE, LLC (Subsidiary of Tyson Fresh Meats, Inc)78%; IBP Carribean, Inc. 22% )

Holding Company
FOODBRANDS AMERICA, INC. (Subsidiary of IBP Foodservice, LLC)

Delaware

Holding Company

CBFA Management Corp.	Delaware

Foodbrands Supply Chain Services, Inc. Forrest City Foods, LLC Wilton Foods, Inc.	Texas Arkansas New York	Distribution Center Owns inactive plant in Forrest City, Arkansas Inactive Corporation

Tyson Retail Deli, Inc. (Subsidiary of Foodbrands America, Inc.)

Tyson Prepared Foods, Inc.

Tyson Refrigerated Processed Meats, Inc. (Subsidiary of Foodbrands America, Inc.)

 Carolina Brand Foods, LLC

ITC, LLC

Delaware Delaware Delaware North Carolina Oklahoma

Processor of Meat and other food products

Processor of Meat and other food products

Processor of Meat and other food products

Manufactures Bacon

Processed Meats

DFG Foods, Inc. (Subsidiary of Foodbrands America, Inc.)
Delaware

Holding Company

DFG Foods, LLC	Oklahoma	Kosher and Non- Kosher appetizers and Hors d=oeuvres

 141

Zemco Industries, Inc. (Subsidiary of Foodbrands America, Inc.)	Delaware

Prepared Meats sold to Delis

Condyne-Jordan's LLC	Maine	Distribution Center - 54.91% owned by Zemco Industries, Inc. and 45.09% owned by Scherr/Rothschild.

JOINT VENTURES/PARTNERSHIP

Tyson de Mexico, S.A.de C.V.	Mexico	Tyson Foods, Inc. - 97.7197% Itochu - 3.3374% Integrated Poultry Co.
Shanghai Ocean Wealth Products Corp.	China	51% Owned by Universal Plan Investments

Commerce Ventures, LLC	Delaware	54.78% -Tyson Foods, Inc.; 27.39% - Cargill, Incorporated; 8.92% - Gold Kist, Inc.; 5.62%- Farmland National Beef Packing Company,L.P.; 3.30%- Farmland Foods, Inc.

eFS Network, Inc. Central Industries, Inc	Delaware Mississippi

17.54% -Tyson Foods, Inc. ;
16.61%- eMac Digital LLC;
16.61% - Sysco eVentures, Inc.;
16.61% - Cargill, Incorporated
32.63% Various other individual and companies.

34.37%  Koch Farms of MS.
18.90% Choctaw Maid Farms, Inc.
30.77% Tyson Farms, Inc.
3.69% Forest Packing
12.27% Marshall Durbin Food

142

COBB-VANTRESS, INC. (Subsidiary of Tyson Foods, Inc.)	Delaware	Producer of chicken breeding stock for sales to integrated chicken companies throughout the world.
Entity Name	Ownership	Country

The Cobb Breeding Company Limited	100%	United Kingdom
Cobb Espanola S.A.	50%	Spain
Cobb - Vantress Brazil LTDA	90%	Brazil
Gen Ave, S.A.	13.78%	Argentina
Matsusaka Farm Co. Ltd.	10%	Japan
Breeder Master, Inc.	20%	Philippine
Progenitores Avicola, C.A.	17.78%	Venezuela
P.T. Cobbindonasa Nunggal	20%	Indonesia
Venco Research and Breeding Farm, Ltd.	40%	India
Reproductores Cobb	19%	Argentina
Ping Shan Cobb-Vantress, Ltd. (PSCV)	50%	Hong Kong
Sui Ping Cobb-Vantress, Ltd		China B 25% owned by Ping Shan Cobb-Vantress Ltd.
Cobb Europe B.V.	100%	The Netherlands
Cobb Breeders B.V.	100%	The Netherlands
Cobb Caribe S.A.	19.99%	Dominican Republic

Cobb Vantress Philippines, Inc.	99.99	Philippines
(Subsidiary of Cobb Vantress, Inc.)
CV Holdings, Inc.	99.9%	Philippines

Cobb Breeding Company Ltd. (UK Corp) - CBC	100%	United Kingdom
(Subsidiary of Cobb Vantress, Inc.)
Cobb Denmark A/S (Denmark Corp)	100%	Denmark
Cobb-Poland B.V. (Poland Corp)	100%	Poland
Cobb-Turkey	80%	Turkey
Cobb-France (Inactive)	143